Exhibit 10.1

BOOT BARN HOLDINGS, INC.

FORM OF RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

THIS AGREEMENT is dated as of [          ], between Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in the table below (the “Participant”).

All capitalized terms not defined in this Agreement shall have the meaning assigned to them in the Plan.

1.                                      Grant of Restricted Stock Units.  The Company hereby awards to Participant, as of the Award Date, an award of restricted stock units under the 2014 Equity Incentive Plan (the “Plan”).  Each restricted stock unit that vests hereunder shall entitle Participant to receive one share of Common Stock on the applicable issuance date for that share.  The number of shares of Common Stock subject to the awarded restricted stock units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Participant	[ ]

Award Date:	[ ]

Number of Shares Subject to Award:	[ ] shares of Common Stock (the “Shares”)

Vesting Schedule:

The Shares shall vest in a series of five (5) successive equal annual installments upon Participant’s completion of each year of Service over the five (5)-year period measured from the Award Date (the “Vesting Schedule”).  However, the Shares may be subject to accelerated vesting in accordance with the provisions of the Plan.

Issuance Schedule:

The Shares in which Participant vests shall be issued, subject to the Company’s collection of all applicable income and employment taxes required to be withheld by the Company or any Affiliate (the “Withholding Taxes”), on the applicable vesting date (the “Issuance Date”) or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the 15th day of the third calendar month following such vesting date.  The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 6 of this Agreement.

2.                                      Limited Transferability.  Prior to actual receipt of the Shares that vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares.  Any Shares that vest hereunder but that otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance.

3.                                      Cessation of Service.  Except as otherwise provided in any applicable employment agreement, upon Participant’s voluntary or involuntary termination of employment or other association with the Company and its Affiliates, for any or no reason whatsoever, including death or disability, and an entity ceasing to be an Affiliate of the Company, prior to vesting in one or more Shares subject to this Award, the Award shall be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units will be reduced accordingly.  Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.                                      Stockholder Rights.

A.                                    Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until the Shares vest and Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

B.                                    Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary, payable other than in shares of Common Stock, be declared and paid on the Company’s outstanding Common Stock in one or more calendar years during which Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the Shares had such Shares been issued and outstanding and entitled to that dividend or distribution.  As the Shares subsequently vest in one or more installments hereunder, the phantom dividend equivalents credited to those Shares in the book account shall vest, and those vested phantom dividend equivalents shall be distributed to Participant (in cash or such other form as the Committee may deem appropriate in its sole discretion) concurrently with the issuance of the vested Shares to which they relate.  However, each such distribution shall be subject to the Company’s collection of the Withholding Taxes applicable to that distribution.  In no event shall any phantom dividend equivalents vest or become distributable unless the Shares to which they relate vest in accordance with the terms of this Agreement.

5.                                      Adjustment in Shares.  The total number and/or class of securities issuable pursuant to this Award shall be subject to adjustment in accordance with the provisions of Section 8 of the Plan.  In the event of a Change of Control, the provisions of Section 9 of the Plan shall apply.

6.                                      Issuance of Shares/Collection of Withholding Taxes.

A.                                    On each applicable Issuance Date, the Company shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Company’s collection of the applicable Withholding Taxes.

B.                                    Until such time as the Company provides Participant with notice to the contrary, the Company shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.  In the event payment is to be made in a form other than the Shares, then the Company shall collect from the Participant the applicable Withholding Taxes pursuant to such procedures as the Company deems appropriate under the circumstances.

C.                                    Should any Shares vest under the Award at a time when the Share withholding method is not available, then the Withholding Taxes shall be collected from Participant pursuant to such procedures as the Company deems appropriate including, without limitation, Participant’s delivery of his or her separate check payable to the Company in the amount of such Withholding Taxes; or the use of the proceeds from a next-day sale of the Shares issued to Participant, provided and only if (i) such a sale is permissible under the Company’s insider trading policies governing the sale of Common Stock; (ii) Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares; and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

D.                                    The Company shall collect the Withholding Taxes with respect to each cash distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes.

E.                                     In no event, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

7.                                      Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

8.                                      Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

9.                                      Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

10.                               Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.  To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.  For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of Shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

11.                               Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the date first set forth above.

COMPANY:

BOOT BARN HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

Signature:
[Name]

Address:

[Signature Page to Restricted Stock Unit Issuance Agreement]